Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating the combined financial statements and financial statement schedule of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd. (renamed Pentair Ltd. on September 14, 2012) dated June 19, 2012, appearing in Pentair Ltd.’s Current Report on Form 8-K dated September 28, 2012.

/s/ Deloitte & Touche LLP

New York, New York

September 28, 2012